EXHIBIT (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 284 to Registration Statement No. 002-90946 on Form N-1A of our reports dated as indicated on the attached Schedule A, relating to the financial statements and financial highlights of the Funds listed on the attached Schedule A, certain of the funds constituting Eaton Vance Mutual Funds Trust (the “Trust”), and the Portfolios listed on the attached Schedule A, appearing in the Annual Report on Form N-CSR of the Trust for the year ended October 31, 2016, and to the references to us under the headings “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information, which are part of such Registration Statement.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

May 24, 2017

Schedule A

Report Date

Fund Name

December 21, 2016

Eaton Vance Diversified Currency Income Fund

December 21, 2016

Eaton Vance Emerging Markets Local Income Fund

December 22, 2016

Eaton Vance Global Macro Absolute Return Advantage Fund

December 22, 2016

Eaton Vance Global Macro Absolute Return Fund

December 22, 2016

Eaton Vance Short Duration Strategic Income Fund

Portfolio financial statements that are included in one or more of the above Funds’ annual reports for the year ending October 31, 2016:

Report Date

Portfolio Name

December 21, 2016

International Income Portfolio

December 21, 2016

Emerging Markets Local Income Portfolio

December 22, 2016

Global Macro Absolute Return Advantage Portfolio

December 22, 2016

Global Macro Portfolio

December 22, 2016

Global Opportunities Portfolio